Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Northwest Energy Corporation of our report dated February 16, 2001 relating to the financial statements and financial statement schedule of Northwest Natural Gas Company, which appears in the Annual Report on Form 10-K, as amended, of Northwest Natural Gas Company for the year ended December 31, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Portland, Oregon
November 30, 2001



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